UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave. Alameda, California		94501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, InSite Vision Incorporated (the “Company”), QLT Inc. (“QLT”), and Isotope Acquisition Corp., an indirect wholly owned subsidiary of QLT (“Merger Sub”), entered into an Agreement and Plan of Merger (as subsequently amended and restated, the “Merger Agreement”) providing for the acquisition of the Company by QLT.

On August 11, 2015, the Company announced that the Company’s Board of Directors has set a meeting date of September 30, 2015 for its special meeting of stockholders to vote on certain matters in connection with the transaction with QLT, including a proposal to adopt the Merger Agreement. The record date for the meeting is August 25, 2015.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information

In connection with the proposed merger of the Company and QLT, QLT filed with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a preliminary proxy statement of the Company and that also constitutes a preliminary prospectus of QLT (the “Form S-4”). The Form S-4 has not yet been declared effective by the SEC and is not complete and will be further amended. The Company plans to mail the definitive proxy statement/prospectus to its stockholders when it becomes available. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by QLT or the Company through the website maintained by the SEC at http://www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (SEDAR) website maintained by the Canadian Securities Administrators at www.sedar.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.InSiteVision.com or by contacting the Company at 510-747-1220.

Participants in the Merger Solicitation

QLT, the Company, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the QLT and the Company shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which the Company operates; the commercial success of the Company’s products; each of the parties’ ability to satisfy merger agreement conditions and consummate a merger on the anticipated timeline or at all; QLT’s ability to successfully integrate the Company’s operations and employees with QLT’s existing business; the ability to realize anticipated growth, synergies and cost savings; research and development risks. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) QLT’s SEC filings, including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (ii) the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and none of QLT, the Company or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015	INSITE VISION INCORPORATED

	By:	/s/ Louis Drapeau
Louis Drapeau
Vice President and Chief Financial Officer